Exhibit 99.2
Tanger Factory Outlet Centers, Inc.

Supplemental Operating and Financial Data
December 31, 2019

Supplemental Operating and Financial Data for the
Quarter Ended 12/31/2019

Notice

For a more detailed discussion of the factors that affect our operating results, interested parties should review the Tanger Factory Outlet Centers, Inc. Annual Report on Form 10-K for the year ended December 31, 2018 and for the year ended December 31, 2019 when available.

This Supplemental Portfolio and Financial Data is not an offer to sell or a solicitation to buy any securities of the Company. Any offers to sell or solicitations to buy any securities of the Company shall be made only by means of a prospectus.

Supplemental Operating and Financial Data for the
Quarter Ended 12/31/2019

Supplemental Operating and Financial Data for the
Quarter Ended 12/31/2019

Geographic Diversification
As of December 31, 2019
Consolidated Properties

State	# of Centers	GLA	% of GLA
South Carolina	5	1,600,362	13%
New York	2	1,468,888	12%
Georgia	3	1,121,579	9%
Texas	3	1,001,357	8%
Pennsylvania	3	1,000,556	8%
Michigan	2	671,541	6%
Delaware	1	557,353	5%
Alabama	1	554,587	5%
New Jersey	1	489,718	4%
Tennessee	1	447,815	4%
North Carolina	2	422,895	3%
Ohio	1	411,867	3%
Arizona	1	410,751	3%
Florida	1	351,721	3%
Missouri	1	329,861	3%
Mississippi	1	324,716	3%
Louisiana	1	321,066	3%
Connecticut	1	311,507	3%
New Hampshire	1	250,107	2%
Total	32	12,048,247	100%

Unconsolidated Joint Venture Properties

	# of Centers	GLA	Ownership %
Charlotte, NC	1	398,674	50.00%
Ottawa, ON	1	357,218	50.00%
Columbus, OH	1	355,245	50.00%
Texas City, TX	1	352,705	50.00%
National Harbor, MD	1	341,156	50.00%
Cookstown, ON	1	307,779	50.00%
Saint-Sauveur, QC	1	99,405	50.00%
Total	7	2,212,182

Grand Total	39	14,260,429

Supplemental Operating and Financial Data for the
Quarter Ended 12/31/2019

Property Summary - Occupancy at End of Each Period Shown
Consolidated properties

Location	Total GLA 12/31/19	% Occupied 12/31/19	% Occupied 9/30/19	% Occupied 12/31/18
Deer Park, NY	739,110	99%	98%	96%
Riverhead, NY	729,778	97%	97%	95%
Rehoboth Beach, DE	557,353	99%	98%	96%
Foley, AL	554,587	94%	90%	98%
Atlantic City, NJ	489,718	80%	80%	84%
San Marcos, TX	471,816	96%	94%	97%
Sevierville, TN	447,815	100%	99%	100%
Savannah, GA	429,089	98%	96%	98%
Myrtle Beach Hwy 501, SC	426,523	98%	98%	99%
Jeffersonville, OH	411,867	92%	92%	97%
Glendale, AZ (Westgate)	410,751	100%	99%	99%
Myrtle Beach Hwy 17, SC	403,425	100%	100%	99%
Charleston, SC	382,180	100%	99%	97%
Lancaster, PA	376,997	95%	88%	93%
Pittsburgh, PA	373,863	97%	97%	99%
Commerce, GA	371,408	97%	97%	98%
Grand Rapids, MI	357,103	97%	96%	96%
Fort Worth, TX	351,741	100%	99%	99%
Daytona Beach, FL	351,721	99%	99%	100%
Branson, MO	329,861	100%	100%	100%
Southaven, MS	324,716	100%	98%	98%
Locust Grove, GA	321,082	100%	97%	100%
Gonzales, LA	321,066	99%	95%	95%
Mebane, NC	318,886	100%	100%	100%
Howell, MI	314,438	94%	93%	95%
Mashantucket, CT (Foxwoods)	311,507	95%	95%	96%
Tilton, NH	250,107	96%	97%	96%
Hershey, PA	249,696	100%	100%	100%
Hilton Head II, SC	206,564	92%	92%	94%
Hilton Head I, SC	181,670	100%	100%	97%
Terrell, TX	177,800	97%	97%	97%
Blowing Rock, NC	104,009	89%	88%	98%
Nags Head, NC (2)	N/A	N/A	N/A	100%
Ocean City, MD (2)	N/A	N/A	N/A	97%
Park City, UT (2)	N/A	N/A	N/A	98%
Williamsburg, IA (2)	N/A	N/A	N/A	92%
Total	12,048,247	97%	96%	97%	(1)

(1)	Excludes the occupancy rate at our Fort Worth outlet center which opened during the fourth quarter of 2017 and had not yet stabilized.

(2)	Outlet center sold in March 2019.

Supplemental Operating and Financial Data for the
Quarter Ended 12/31/2019

Unconsolidated joint venture properties

Location	Total GLA 12/31/19	% Occupied 12/31/19	% Occupied 9/30/19	% Occupied 12/31/18
Charlotte, NC	398,674	99%	99%	99%
Ottawa, ON	357,218	97%	97%	96%
Columbus, OH	355,245	98%	97%	97%
Texas City, TX (Galveston/Houston)	352,705	98%	96%	99%
National Harbor, MD	341,156	99%	97%	98%
Cookstown, ON	307,779	100%	98%	100%
Saint-Sauveur, QC	99,405	92%	96%	96%
Bromont, QC (1)	N/A	N/A	N/A	77%
Total	2,212,182	98%	97%	97%

(1)	Outlet center sold in May 2019.

Supplemental Operating and Financial Data for the
Quarter Ended 12/31/2019

Portfolio Occupancy at the End of Each Period (1)
(1) Excludes unconsolidated outlet centers. See table on page 4.

Supplemental Operating and Financial Data for the
Quarter Ended 12/31/2019

Average Tenant Sales Per Square Foot by Outlet Center Ranking As of December 31, 2019 (1)

Ranking (2)			12 Months SPSF	Period End Occupancy	Sq Ft (thousands)	% of Square Feet	% of Portfolio NOI (3)
Consolidated Centers
Centers 1 - 5			$535	99%	2,792	23%	33%
Centers 6 - 10			$450	99%	1,903	16%	18%
Centers 11 - 15			$400	93%	1,616	13%	13%
Centers 16 - 20			$354	97%	1,891	16%	15%
Centers 21 - 26			$318	97%	2,179	18%	13%
Centers 27 - 32			$260	96%	1,667	14%	8%

Ranking (2)			Cumulative 12 Months SPSF	Cumulative Period End Occupancy	Cumulative Sq Ft (thousands)	Cumulative % of Square Feet	Cumulative % of Portfolio NOI (3)
Consolidated Centers
Centers 1 - 5			$535	99%	2,792	23%	33%
Centers 1 - 10			$498	99%	4,695	39%	51%
Centers 1 - 15			$471	97%	6,311	52%	64%
Centers 1 - 20			$443	97%	8,202	68%	79%
Centers 1 - 26			$417	97%	10,381	86%	92%
Centers 1 - 32			$395	97%	12,048	100%	100%

Unconsolidated centers (4)			$450	98%	1,448	n/a	n/a
Domestic centers (5)			$402	97%	13,496	n/a	n/a

(1)
Sales are based on reports for the trailing 12 months by retailers which have occupied outlet center stores for a minimum of 12 months. Sales per square foot are based on all stores less than 20,000 square feet in size. Centers are ranked by sales per square foot for the trailing twelve months ended December 31, 2019.

(2)	Outlet centers included in each ranking group above are as follows (in alphabetical order):
	Centers 1 - 5:	Deer Park, NY	Mebane, NC	Rehoboth Beach, DE	Riverhead, NY	Sevierville, TN
	Centers 6 - 10:	Branson, MO	Charleston, SC	Glendale, AZ (Westgate)	Lancaster, PA	Myrtle Beach Hwy 17, SC
	Centers 11 - 15:	Atlantic City, NJ	Hershey, PA	Hilton Head I, SC	Locust Grove, GA	Pittsburgh, PA
	Centers 16 - 20:	Gonzales, LA	Grand Rapids, MI	Mashantucket, CT (Foxwoods)	San Marcos, TX	Savannah, GA
	Centers 21 - 26:	Foley, AL	Fort Worth, TX	Hilton Head II, SC	Howell, MI	Myrtle Beach Hwy 501, SC	Southaven, MS
	Centers 27 - 32:	Blowing Rock, NC	Commerce, GA	Daytona Beach, FL	Jeffersonville, OH	Terrell, TX	Tilton, NH

(3)
Based on the Company’s forecast of 2020 Portfolio NOI (see non-GAAP definitions), excluding centers not yet stabilized (none). The Company’s forecast is based on management’s estimates as of December 31, 2019 and may be considered a forward-looking statement which is subject to risks and uncertainties. Actual results could differ materially from those projected due to various factors including, but not limited to, the risks associated with general economic and real estate conditions. For a more detailed discussion of the factors that affect operating results, interested parties should review the Tanger Factory Outlet Centers, Inc. Annual Report on Form 10-K for the year ended December 31, 2018, and December 31, 2019, when available.

(4)	Includes domestic outlet centers open 12 full calendar months (in alphabetical order):
	Unconsolidated:	Charlotte, NC	Columbus, OH	National Harbor, MD	Texas City, TX (Galveston/Houston)
(5)	Includes consolidated portfolio and domestic unconsolidated joint ventures

Supplemental Operating and Financial Data for the
Quarter Ended 12/31/2019

Top 25 Tenants Based on Percentage of Total Annualized Base Rent
As of December 31, 2019 (1)

Consolidated						Unconsolidated
Tenant	Brands	# of Stores	GLA	% of Total GLA	% of Total Annualized Base Rent (2)	# of Stores
The Gap, Inc.	Gap, Banana Republic, Janie & Jack, Old Navy	96	947,819	7.9%	5.9%	19
Ascena Retail Group, Inc.	LOFT, Ann Taylor, Justice, Lane Bryant	96	534,084	4.4%	4.6%	13
PVH Corp.	Tommy Hilfiger, Van Heusen, Calvin Klein	62	390,692	3.2%	4.1%	14
Tapestry, Inc.	Coach, Kate Spade, Stuart Weitzman	48	226,289	1.9%	2.8%	11
Under Armour, Inc.	Under Armour, Under Armour Kids	30	233,877	1.9%	2.8%	6
Nike, Inc.	Nike, Converse, Hurley	39	423,215	3.5%	2.7%	11
American Eagle Outfitters, Inc.	American Eagle Outfitters, Aerie	39	272,104	2.3%	2.6%	7
G-III Apparel Group, Ltd.	Bass, Wilsons Leather, DKNY, Karl Lagerfeld Paris	44	203,734	1.7%	2.4%	5
Carter’s, Inc.	Carters, OshKosh B Gosh	51	224,227	1.9%	2.2%	10
Michael Kors Holdings Limited	Michael Kors, Michael Kors Men’s	28	136,816	1.1%	2.0%	5
Signet Jewelers Limited	Kay Jewelers, Zales, Jared Vault	51	117,204	1.0%	1.9%	8
Hanesbrands Inc.	Hanesbrands, Maidenform, Champion	36	176,907	1.5%	1.9%	2
Ralph Lauren Corporation	Polo Ralph Lauren, Polo Children, Polo Ralph Lauren Big & Tall	33	358,736	3.0%	1.8%	5
Columbia Sportswear Company	Columbia Sportswear	19	148,145	1.2%	1.8%	5
Chico’s, FAS Inc.	Chicos, White House/Black Market, Soma Intimates	42	121,931	1.0%	1.8%	6
Adidas AG	Adidas, Reebok	28	172,867	1.4%	1.7%	9
Skechers USA, Inc.	Skechers	30	149,167	1.2%	1.6%	6
V. F. Corporation	The North Face, Vans, Timberland, Dickies	26	138,846	1.2%	1.6%	2
Caleres Inc.	Famous Footwear, Naturalizer, Allen Edmonds	33	167,841	1.4%	1.6%	11
H&M Hennes & Mauritz L.P.	H&M	19	407,342	3.4%	1.5%	2
L Brands, Inc.	Bath & Body Works, Pink, Victoria’s Secret	30	118,662	1.0%	1.5%	7
Express Inc.	Express Factory	23	160,730	1.3%	1.5%	4
Levis	Levis	29	121,486	1.0%	1.4%	5
J. Crew Group, Inc.	J. Crew, J. Crew Men’s	26	140,366	1.2%	1.4%	4
Rack Room Shoes, Inc.	Rack Room Shoes	22	129,699	1.0%	1.4%	2
Total of Top 25 tenants		980	6,222,786	51.6%	56.5%	179

(1)	Excludes leases that have been entered into but which tenant has not yet taken possession, temporary leases and month-to-month leases.

(2)
Annualized base rent is defined as the minimum monthly payments due as of the end of the reporting period annualized, excluding periodic contractual fixed increases. Include rents which are based on a percentage of sales in lieu of fixed contractual rents.

Supplemental Operating and Financial Data for the
Quarter Ended 12/31/2019

Lease Expirations as of December 31, 2019

Percentage of Total Gross Leasable Area (1)

Percentage of Total Annualized Base Rent (1)

(1) Excludes unconsolidated outlet centers. See table on page 4.

Supplemental Operating and Financial Data for the
Quarter Ended 12/31/2019

Capital expenditures (in thousands)

	Year ended
	December 31,
	2019	2018
Value-enhancing:
New center developments and expansions	$8,865	$8,863
Other	1,584	1,718
	10,449	10,581
Recurring capital expenditures:
Second generation tenant allowances	18,189	15,729
Operational capital expenditures	18,549	17,357
Renovations	2,930	4,690
	39,668	37,776
Total additions to rental property-accrual basis	50,117	48,357
Conversion from accrual to cash basis	(2,232)	15,896
Total additions to rental property-cash basis	$47,885	$64,253

Leasing Activity

The tables below show changes in rent (base rent and common area maintenance (“CAM”)) for leases including remerchandising projects in the consolidated portfolio for new stores that opened or renewals that started during the respective trailing twelve month periods:

Re-tenant(1)
Trailing twelve months ended:	# of Leases	Square Feet (in 000’s)	Average Annual Straight-line Rent (psf)	Average Tenant Allowance (psf)(2)	Average Initial Term (in years)	Net Average Annual Straight-line Rent (psf) (3)
12/31/2019	113	460	$38.93	$43.48	7.89	$33.42
12/31/2018	92	431	$32.40	$50.19	7.81	$25.97

Renewal(1)
Trailing twelve months ended:	# of Leases	Square Feet (in 000’s)	Average Annual Straight-line Rent (psf)	Average Tenant Allowance (psf)(2)	Average Initial Term (in years)	Net Average Annual Straight-line Rent (psf) (3)
12/31/2019	224	1,064	$31.91	$0.59	3.54	$31.74
12/31/2018	281	1,398	$31.65	$0.22	3.66	$31.59

Total(1)
Trailing twelve months ended:	# of Leases	Square Feet (in 000’s)	Average Annual Straight-line Rent (psf)	Average Tenant Allowance (psf)(2)	Average Initial Term (in years)	Net Average Annual Straight-line Rent (psf) (3)
12/31/2019	337	1,524	$34.03	$13.54	4.85	$31.24
12/31/2018	373	1,829	$31.83	$11.99	4.64	$29.25

(1)
Represents change in rent (base rent and CAM) for all leases for new stores that opened or renewals that started during the respective trailing twelve month periods within the consolidated portfolio, except for license agreements, seasonal tenants, and month-to-month leases.

(2)	Includes other landlord costs.

(3)
Net average straight-line base rent is calculated by dividing the average tenant allowance costs per square foot by the average initial term and subtracting this calculated number from the average straight-line base rent per year amount. The average annual straight-line base rent disclosed in the table above includes all concessions, abatements and reimbursements of rent to tenants. The average tenant allowance disclosed in the table above includes other landlord costs.

Supplemental Operating and Financial Data for the
Quarter Ended 12/31/2019

Leasing Activity(1)

	TTM ended	TTM ended
All Lease Terms	12/31/2019	12/31/2018
Re-tenanted Space:
Number of leases	113	92
Gross leasable area	460,170	430,731
New initial rent per square foot	$35.28	$30.00
Prior expiring rent per square foot	$36.13	$31.03
Percent decrease	(2.4)%	(3.3)%

New straight-line rent per square foot	$38.93	$32.40
Prior straight-line rent per square foot	$35.88	$30.63
Percent increase	8.5%	5.8%

Renewed Space:
Number of leases	224	281
Gross leasable area	1,064,262	1,398,301
New initial rent per square foot	$30.98	$30.63
Prior expiring rent per square foot	$31.22	$30.90
Percent decrease	(0.8)%	(0.9)%

New straight-line rent per square foot	$31.91	$31.65
Prior straight-line rent per square foot	$31.93	$30.12
Percent increase (decrease)	(0.1)%	5.1%

Total Re-tenanted and Renewed Space:
Number of leases	337	373
Gross leasable area	1,524,432	1,829,032
New initial rent per square foot	$32.28	$30.48
Prior expiring rent per square foot	$32.70	$30.93
Percent decrease	(1.3)%	(1.4)%

New straight-line rent per square foot	$34.03	$31.83
Prior straight-line rent per square foot	$33.12	$30.24
Percent increase	2.7%	5.3%

(1)
For consolidated properties owned as of the period-end date. Represents change in rent (base rent and common area maintenance) for all leases for new stores that opened or renewals that started during the respective trailing twelve month periods, except for license agreements, seasonal tenants, and month-to-month leases.

Supplemental Operating and Financial Data for the
Quarter Ended 12/31/2019

Leasing Activity(1)

	TTM ended	TTM ended
Terms of More Than 12 Months	12/31/2019	12/31/2018
Re-tenanted Space:
Number of leases	112	90
Gross leasable area	457,420	407,884
New initial rent per square foot	$35.32	$31.14
Prior expiring rent per square foot	$36.06	$31.10
Percent increase (decrease)	(2.1)%	0.1%

New straight-line rent per square foot	$38.99	$33.68
Prior straight-line rent per square foot	$35.81	$30.83
Percent increase	8.9%	9.2%

Renewed Space:
Number of leases	190	221
Gross leasable area	898,040	1,107,169
New initial rent per square foot	$32.95	$32.89
Prior expiring rent per square foot	$32.66	$31.58
Percent increase	0.9%	4.1%

New straight-line rent per square foot	$34.06	$34.18
Prior straight-line rent per square foot	$33.55	$30.76
Percent increase	1.5%	11.1%

Total Re-tenanted and Renewed Space:
Number of leases	302	311
Gross leasable area	1,355,460	1,515,053
New initial rent per square foot	$33.75	$32.42
Prior expiring rent per square foot	$33.81	$31.45
Percent increase (decrease)	(0.2)%	3.1%

New straight-line rent per square foot	$35.73	$34.05
Prior straight-line rent per square foot	$34.31	$30.78
Percent increase	4.1%	10.6%

(1)
For consolidated properties owned as of the period-end date. Represents change in rent (base rent and common area maintenance) for leases for a term of more than 12 months for new stores that opened or renewals that started during the respective trailing twelve month periods.

Supplemental Operating and Financial Data for the
Quarter Ended 12/31/2019

Consolidated Balance Sheets (dollars in thousands)

	December 31,	December 31,
	2019	2018
Assets
Rental property:
Land	$266,537	$278,428
Buildings, improvements and fixtures	2,630,357	2,764,649
Construction in progress	—	3,102
	2,896,894	3,046,179
Accumulated depreciation	(1,009,951)	(981,305)
Total rental property, net	1,886,943	2,064,874
Cash and cash equivalents	16,672	9,083
Investments in unconsolidated joint ventures	94,691	95,969
Deferred lease costs and other intangibles, net	96,712	116,874
Operating lease right-of-use assets (1)	86,575	—
Prepaids and other assets	103,618	98,102
Total assets	$2,285,211	$2,384,902

Liabilities and Equity
Liabilities
Debt:
Senior, unsecured notes, net	$1,138,603	$1,136,663
Unsecured term loan, net	347,367	346,799
Mortgages payable, net	83,803	87,471
Unsecured lines of credit, net	—	141,985
Total debt	1,569,773	1,712,918
Accounts payable and accrued expenses	79,562	82,676
Operating lease liabilities (1)	91,237	—
Other liabilities	88,530	83,773
Total liabilities	1,829,102	1,879,367
Commitments and contingencies
Equity
Tanger Factory Outlet Centers, Inc.:
Common shares, $.01 par value, 300,000,000 shares authorized, 92,892,849 and 93,941,783 shares issued and outstanding at December 31, 2019 and 2018, respectively	929	939
Paid in capital	775,035	778,845
Accumulated distributions in excess of net income	(317,263)	(272,454)
Accumulated other comprehensive loss	(25,495)	(27,151)
Equity attributable to Tanger Factory Outlet Centers, Inc.	433,206	480,179
Equity attributable to noncontrolling interests:
Noncontrolling interests in Operating Partnership	22,903	25,356
Noncontrolling interests in other consolidated partnerships	—	—
Total equity	456,109	505,535
Total liabilities and equity	$2,285,211	$2,384,902

(1)	In connection with the adoption of ASC 842 on January 1, 2019, operating lease right-of-use assets and operating lease liabilities were recorded.

Supplemental Operating and Financial Data for the
Quarter Ended 12/31/2019

Consolidated Statements of Operations (in thousands, except per share data)

	Three months ended		Year ended
	December 31,		December 31,
	2019	2018	2019	2018
Revenues:
Rental revenues (1)	$116,557	$123,256	$463,946	$480,707
Management, leasing and other services (2)	1,476	1,415	5,419	4,995
Other revenues	2,459	2,528	8,983	8,979
Total revenues	120,492	127,199	478,348	494,681
Expenses:
Property operating	39,482	40,640	157,734	160,457
General and administrative (3), (4)	12,880	11,306	53,790	44,167
Impairment charge	37,610	—	37,610	49,739
Depreciation and amortization	30,305	33,055	123,314	131,722
Total expenses	120,277	85,001	372,448	386,085
Other income (expense):
Interest expense	(15,034)	(16,473)	(61,672)	(64,821)
Gain on sale of assets	—	—	43,422	—
Other income (expense) (5)	205	203	(2,761)	864
Total other income (expense)	(14,829)	(16,270)	(21,011)	(63,957)
Income (loss) before equity in earnings (losses) of unconsolidated joint ventures	(14,614)	25,928	84,889	44,639
Equity in earnings (losses) of unconsolidated joint ventures	2,235	(5,309)	7,839	924
Net income (loss)	(12,379)	20,619	92,728	45,563
Noncontrolling interests in Operating Partnership	630	(1,055)	(4,678)	(2,329)
Noncontrolling interests in other consolidated partnerships	—	143	(195)	421
Net income (loss) attributable to Tanger Factory Outlet Centers, Inc.	(11,749)	19,707	87,855	43,655
Allocation of earnings to participating securities	(306)	(322)	(1,336)	(1,211)
Net income (loss) available to common shareholders of Tanger Factory Outlet Centers, Inc.	$(12,055)	$19,385	$86,519	$42,444

Basic earnings per common share:
Net income (loss)	$(0.13)	$0.21	$0.93	$0.45

Diluted earnings per common share:
Net income (loss)	$(0.13)	$0.21	$0.93	$0.45

(1)
In connection with the adoption of ASC 842 on January 1, 2019, rental revenues includes base rentals, percentage rentals, and expense reimbursements for all periods presented. Additionally, for the three months and year ended December 31, 2019, rental revenues is presented net of uncollectible tenant revenues and includes a straight-line rent adjustment of $1.5 million and $6.4 million, respectively, to record contractual payments received as consideration from certain executory costs on a straight-line basis.

(2)
Upon adoption of ASC 842, expense reimbursements from joint ventures of $745,000 and $2.5 million, respectively, previously included in expense reimbursements for the three months and year ended December 31, 2018, which are not related to leases, have been reclassified to management, leasing and other services on the consolidated statements of operations to conform to the current year presentation.

(3)
Upon adoption of ASC 842, indirect internal leasing costs previously capitalized are now expensed. For the three months and year ended December 31, 2019, lease costs of approximately $1.5 million and $4.9 million, respectively, were expensed as general and administrative expenses which would have been capitalized under the previous accounting standard.

(4)
The year ended December 31, 2019 includes $4.4 million related to the accelerated recognition of compensation cost entitled to be received by the Company’s former President and Chief Operating Officer per the terms of a transition agreement executed in connection with his retirement.

(5)	The year ended December 31, 2019 includes a $3.6 million charge related to the foreign currency effect of the sale of the Bromont, Quebec property by the RioCan Canada joint venture.

Supplemental Operating and Financial Data for the
Quarter Ended 12/31/2019

Components of Rental Revenues (in thousands)

As a lessor, substantially all of our revenues are earned from arrangements that are within the scope of Accounting Standards Codification Topic 842 “Leases” (“ASC 842”). We utilized the practical expedient in ASU 2018-11 to account for lease and non-lease components as a single component which resulted in all of our revenues associated with leases being recorded as rental revenues on the consolidated statements of operations. As a result of the adoption of ASC 842, the amounts disclosed in 2018 as base rentals, percentage rentals and expense reimbursements have been combined into rental revenues on the consolidated statements of operations to conform to the current year presentation. In addition, certain amounts previously included in expense reimbursements in 2018, which are not related to leases, have been reclassified to management, leasing and other services on the consolidated statements of operations. Also, uncollectible tenant revenues were previously recorded in general and and administrative expenses in 2018 and for the three months and year ended December 31, 2019 are recorded in rental revenues as a contra-revenue account. As a result of combining all components of a lease, all fixed contractual payments, including consideration received from certain executory costs, are now recognized on a straight-line basis. For the three months and year ended December 31, 2019, we recorded an adjustment of $1.5 million and $6.4 million, respectively, in rental revenues in our consolidated statements of operations to record revenues from executory costs on a straight-line basis.

The table below provides details of the components included in rental revenues:

	Three months ended		Year ended
	December 31,		December 31,
	2019	2018	2019	2018
Rental revenues:
Base rentals	$78,051	$82,450	$309,974	$322,993
Percentage rentals	3,631	3,374	10,627	10,040
Tenant expense reimbursements	34,515	36,703	136,256	142,706
Lease termination fees	89	112	1,615	1,246
Market rent adjustments	(273)	(482)	(1,044)	(2,121)
Straight-line rent adjustments	783	1,099	7,721	5,843
Uncollectible tenant revenues (1)	(239)	—	(1,203)	—
Rental revenues	$116,557	$123,256	$463,946	$480,707

(1)	Uncollectible tenant revenues recorded in general and administrative expenses for the three months and year ended December 31, 2018 were approximately $216,000 and $904,000, respectively.

Supplemental Operating and Financial Data for the
Quarter Ended 12/31/2019

Unconsolidated Joint Venture Information

The following table details certain information as of December 31, 2019, except for Net Operating Income (“NOI”) which is for the year ended December 31, 2019, about various unconsolidated real estate joint ventures in which we have an ownership interest
(dollars in millions):

Joint Venture	Center Location	Tanger’s Ownership %	Square Feet	Tanger’s Share of Total Assets	Tanger’s Share of NOI	Tanger’s Share of Net Debt (1)
Charlotte	Charlotte, NC	50.0%	398,674	$39.2	$6.9	$49.8
Columbus	Columbus, OH	50.0%	355,245	39.5	5.2	42.5
Galveston/Houston	Texas City, TX	50.0%	352,705	21.3	4.3	39.9
National Harbor	National Harbor, MD	50.0%	341,156	42.0	5.2	47.2
RioCan Canada (2)	Various	50.0%	764,402	99.4	6.6	4.6
Total			2,212,182	$241.4	$28.2	$184.0

(1)	Net of debt origination costs and premiums.

(2)
Includes a 307,779 square foot outlet center in Cookstown, Ontario; a 357,218 square foot outlet center in Ottawa, Ontario; and a 99,405 square foot outlet center in Saint-Sauveur, Quebec. Tanger’s share of NOI includes $172,000 for the Bromont, Quebec outlet center, which was sold in May 2019.

Supplemental Operating and Financial Data for the
Quarter Ended 12/31/2019

Debt Outstanding Summary
As of December 31, 2019
(dollars in thousands)

	Total Debt Outstanding	Our Share of Debt	Stated Interest Rate	End of Period Effective Interest Rate(1)	Maturity Date (2)	Weighted Average Years to Maturity (2)
Consolidated Debt:
Unsecured debt:
Unsecured lines of credit(3)	$—	$—	LIBOR + 0.875%	2.7%	10/28/2022	2.8
2023 Senior unsecured notes	250,000	250,000	3.875%	4.1%	12/1/2023	3.9
2024 Senior unsecured notes	250,000	250,000	3.75%	3.8%	12/1/2024	4.9
2026 Senior unsecured notes	350,000	350,000	3.125%	3.2%	9/1/2026	6.7
2027 Senior unsecured notes	300,000	300,000	3.875%	3.9%	7/15/2027	7.5
Unsecured term loan	350,000	350,000	LIBOR + 0.90%	2.5%	4/22/2024	4.3
Net debt discounts and debt origination costs	(14,030)	(14,030)
Total net unsecured debt	1,485,970	1,485,970		3.5%		5.5
Secured mortgage debt:
Atlantic City, NJ	30,909	30,909	5.14% - 7.65%	5.1%	11/15/2021 - 12/8/2026	5.1
Southaven, MS	51,400	51,400	LIBOR + 1.80%	4.1%	4/29/2023	3.3
Debt premium and debt origination costs	1,494	1,494
Total net secured mortgage debt	83,803	83,803		4.5%		4.0
Total consolidated debt	1,569,773	1,569,773		3.5%		5.5
Unconsolidated JV debt:
Charlotte	100,000	50,000	4.27%	4.3%	7/1/2028	8.5
Columbus	85,000	42,500	LIBOR + 1.65%	3.4%	11/28/2021	1.9
Galveston/Houston	80,000	40,000	LIBOR + 1.65%	3.4%	7/1/2022	2.5
National Harbor	95,000	47,500	4.63%	4.6%	1/5/2030	10.0
RioCan Canada	9,146	4,573	5.75%	4.2%	5/10/2020	0.4
Debt premium and debt origination costs	(1,114)	(557)
Total unconsolidated JV net debt	368,032	184,016		4.0%		5.9
Total	$1,937,805	$1,753,789		3.6%		5.5

(1)	The effective interest rate includes the impact of discounts and premiums and interest rate swap agreements, as applicable. See page 19 for additional details.

(2)	Includes applicable extensions available at our option.

(3)
The Company has unsecured lines of credit that provide for borrowings of up to $600.0 million. The unsecured lines of credit include a $20.0 million liquidity line and a $580.0 million syndicated line. A 15 basis point facility fee is due annually on the entire committed amount of each facility. The syndicated line may be increased up to $1.2 billion through an accordion feature in certain circumstances.

Supplemental Operating and Financial Data for the
Quarter Ended 12/31/2019

Summary of Our Share of Fixed and Variable Rate Debt
As of December 31, 2019
(dollars in thousands)

	Total Debt %	Our Share of Debt	End of Period Effective Interest Rate	Average Years to Maturity (1)

Consolidated:
Fixed (2)	99%	$1,558,501	3.5%	5.5
Variable	1%	11,272	3.6%	3.3
	100%	1,569,773	3.5%	5.5
Unconsolidated Joint ventures:
Fixed	55%	$101,591	4.4%	8.8
Variable	45%	82,425	3.4%	2.2
	100%	184,016	4.0%	5.9
Total:
Fixed	95%	$1,660,092	3.6%	5.9
Variable	5%	93,697	3.4%	2.3
Total share of debt	100%	$1,753,789	3.6%	5.5

(1)	Includes applicable extensions available at our option.

(2)	The effective interest rate includes interest rate swap agreements that fix the base LIBOR rate at a weighted average of 1.7% on notional amounts aggregating $390.0 million as follows:

(a)
Interest rate swaps entered into in December 2017 to hedge our variable interest rate exposure on notional amounts aggregating $150.0 million. These interest rate swap agreements fix the base LIBOR rate at an average of 2.2% from August 14, 2018 through January 1, 2021.

(b)
Interest rate swaps entered into in April 2016 to hedge our variable interest rate exposure on notional amounts aggregating $175.0 million. These interest rate swap agreements fix the base LIBOR rate at an average of 1.03% through January 1, 2021,

(c)
In March 2018, the consolidated joint venture that owns the Tanger outlet center in Southaven, Mississippi, entered into an interest rate swap, effective March 1, 2018, that fixed the base LIBOR rate at 2.5% on a notional amount of $40.0 million through January 31, 2021.

(d)
In June 2019, we entered into a forward starting interest rate swap agreement, effective July 1, 2019, that fixed the base LIBOR rate at 1.75% on a notional amount of $25.0 million through February 1, 2024.

Supplemental Operating and Financial Data for the
Quarter Ended 12/31/2019

Future Scheduled Principal Payments (dollars in thousands)(1)
As of December 31, 2019

Year	Tanger Consolidated Payments	Tanger’s Share of Unconsolidated JV Payments	Total Scheduled Payments
2020	$3,566	$4,573	$8,139
2021	5,793	42,500	48,293
2022	4,436	40,000	44,436
2023	306,168	1,031	307,199
2024	605,140	1,636	606,776
2025	1,501	1,710	3,211
2026	355,705	1,788	357,493
2027	300,000	1,869	301,869
2028	—	46,944	46,944
2029	—	984	984
2030 & thereafter	—	41,538	41,538
	$1,582,309	$184,573	$1,766,882
Net debt discounts and debt origination costs	(12,536)	(557)	(13,093)
	$1,569,773	$184,016	$1,753,789

(1)	Includes applicable extensions available at our option.
Senior Unsecured Notes Financial Covenants (1)
As of December 31, 2019

	Required	Actual	Compliance
Total Consolidated Debt to Adjusted Total Assets	<60%	48%	Yes
Total Secured Debt to Adjusted Total Assets	<40%	3%	Yes
Total Unencumbered Assets to Unsecured Debt	>150%	198%	Yes
Consolidated Income Available for Debt Service to Annual Debt Service Charge	>1.5	5.0	Yes

(1)
For a complete listing of all debt covenants related to the Company’s Senior Unsecured Notes, as well as definitions of the above terms, please refer to the Company’s filings with the Securities and Exchange Commission.

Supplemental Operating and Financial Data for the
Quarter Ended 12/31/2019

NON-GAAP SUPPLEMENTAL MEASURES

Funds From Operations

Funds From Operations (“FFO”) is a widely used measure of the operating performance for real estate companies that supplements net income (loss) determined in accordance with GAAP. We determine FFO based on the definition set forth by the National Association of Real Estate Investment Trusts (“NAREIT”), of which we are a member. In December 2018, NAREIT issued “NAREIT Funds From Operations White Paper - 2018 Restatement” which clarifies, where necessary, existing guidance and consolidates alerts and policy bulletins into a single document for ease of use. NAREIT defines FFO as net income/(loss) available to the Company’s common shareholders computed in accordance with generally accepted accounting principles in the United States (“GAAP”), excluding (i) depreciation and amortization related to real estate, (ii) gains or losses from sales of certain real estate assets, (iii) gains and losses from change in control, (iv) impairment write-downs of certain real estate assets and investments in entities when the impairment is directly attributable to decreases in the value of depreciable real estate held by the entity and (v) after adjustments for unconsolidated partnerships and joint ventures calculated to reflect FFO on the same basis.

FFO is intended to exclude historical cost depreciation of real estate as required by GAAP which assumes that the value of real estate assets diminishes ratably over time. Historically, however, real estate values have risen or fallen with market conditions. Because FFO excludes depreciation and amortization of real estate assets, gains and losses from property dispositions and extraordinary items, it provides a performance measure that, when compared year over year, reflects the impact to operations from trends in occupancy rates, rental rates, operating costs, development activities and interest costs, providing perspective not immediately apparent from net income.

We present FFO because we consider it an important supplemental measure of our operating performance. In addition, a portion of cash bonus compensation to certain members of management is based on our FFO or Adjusted Funds From Operations (“AFFO”), which is described in the section below. We believe it is useful for investors to have enhanced transparency into how we evaluate our performance and that of our management. In addition, FFO is frequently used by securities analysts, investors and other interested parties in the evaluation of REITs, many of which present FFO when reporting their results. FFO is also widely used by us and others in our industry to evaluate and price potential acquisition candidates. We believe that FFO payout ratio, which represents regular distributions to common shareholders and unit holders of the Operating Partnership expressed as a percentage of FFO, is useful to investors because it facilitates the comparison of dividend coverage between REITs. NAREIT has encouraged its member companies to report their FFO as a supplemental, industry-wide standard measure of REIT operating performance.

FFO has significant limitations as an analytical tool, and you should not consider it in isolation, or as a substitute for analysis of our results as reported under GAAP. Some of these limitations are:

•	FFO does not reflect our cash expenditures, or future requirements, for capital expenditures or contractual commitments;

•	FFO does not reflect changes in, or cash requirements for, our working capital needs;

•
Although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and FFO does not reflect any cash requirements for such replacements; and

•	Other companies in our industry may calculate FFO differently than we do, limiting its usefulness as a comparative measure.

Because of these limitations, FFO should not be considered as a measure of discretionary cash available to us to invest in the growth of our business or our dividend paying capacity. We compensate for these limitations by relying primarily on our GAAP results and using FFO only as a supplemental measure.

Adjusted Funds From Operations

We present AFFO as a supplemental measure of our performance. We define AFFO as FFO further adjusted to eliminate the impact of certain items that we do not consider indicative of our ongoing operating performance. These further adjustments are itemized in the table below. You are encouraged to evaluate these adjustments and the reasons we consider them appropriate for supplemental analysis. In evaluating AFFO you should be aware that in the future we may incur expenses that are the same as or similar to some of the adjustments in this presentation. Our presentation of AFFO should not be construed as an inference that our future results will be unaffected by unusual or non-recurring items.

We present AFFO because we believe it assists investors and analysts in comparing our performance across reporting periods on a consistent basis by excluding items that we do not believe are indicative of our core operating performance. In addition, we believe it is useful for investors to have enhanced transparency into how we evaluate management’s performance and the effectiveness of our business strategies. We use AFFO when certain material, unplanned transactions occur as a factor in evaluating management’s performance and to evaluate the effectiveness of our business strategies, and may use AFFO when determining incentive compensation.

Supplemental Operating and Financial Data for the
Quarter Ended 12/31/2019

AFFO has limitations as an analytical tool. Some of these limitations are:

•	AFFO does not reflect our cash expenditures, or future requirements, for capital expenditures or contractual commitments;

•	AFFO does not reflect changes in, or cash requirements for, our working capital needs;

•
Although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and AFFO does not reflect any cash requirements for such replacements;

•	AFFO does not reflect the impact of certain cash charges resulting from matters we consider not to be indicative of our ongoing operations; and

•	Other companies in our industry may calculate AFFO differently than we do, limiting its usefulness as a comparative measure.

Because of these limitations, AFFO should not be considered in isolation or as a substitute for performance measures calculated in accordance with GAAP. We compensate for these limitations by relying primarily on our GAAP results and using AFFO only as a supplemental measure.

Funds Available for Distribution

Funds Available for Distribution (“FAD”) is a non-GAAP financial measure that we define as FFO, excluding corporate depreciation, amortization of finance costs, amortization of net debt discount (premium), amortization of equity-based compensation, straight-line rent amounts, market rent amounts, second generation tenant allowances, capital improvement expenditures, and our share of the items listed above for our unconsolidated joint ventures. Investors, analysts and the Company utilize FAD as an indicator of common dividend potential. The FAD payout ratio, which represents regular distributions to common shareholders and unit holders of the Operating Partnership expressed as a percentage of FAD, facilitates the comparison of dividend coverage between REITs.

We believe that net income (loss) is the most directly comparable GAAP financial measure to FAD. FAD does not represent cash generated from operating activities in accordance with GAAP and should not be considered as an alternative to net income (loss) as an indication of our performance or to cash flows as a measure of liquidity or our ability to make distributions. Other companies in our industry may calculate FAD differently than we do, limiting its usefulness as a comparative measure.

Portfolio Net Operating Income and Same Center Net Operating Income

We present portfolio net operating income (“Portfolio NOI”) and same center net operating income (“Same Center NOI”) as supplemental measures of our operating performance. Portfolio NOI represents our property level net operating income which is defined as total operating revenues less property operating expenses and excludes termination fees and non-cash adjustments including straight-line rent, net above and below market rent amortization, impairment charges and gains or losses on the sale of assets recognized during the periods presented. We define Same Center NOI as Portfolio NOI for the properties that were operational for the entire portion of both comparable reporting periods and which were not acquired, or subject to a material expansion or non-recurring event, such as a natural disaster, during the comparable reporting periods.

We believe Portfolio NOI and Same Center NOI are non-GAAP metrics used by industry analysts, investors and management to measure the operating performance of our properties because they provide performance measures directly related to the revenues and expenses involved in owning and operating real estate assets and provide a perspective not immediately apparent from net income, FFO or AFFO. Because Same Center NOI excludes properties developed, redeveloped, acquired and sold; as well as non-cash adjustments, gains or losses on the sale of outparcels and termination rents; it highlights operating trends such as occupancy levels, rental rates and operating costs on properties that were operational for both comparable periods. Other REITs may use different methodologies for calculating Portfolio NOI and Same Center NOI, and accordingly, our Portfolio NOI and Same Center NOI may not be comparable to other REITs.

Portfolio NOI and Same Center NOI should not be considered alternatives to net income (loss) or as an indicator of our financial performance since they do not reflect the entire operations of our portfolio, nor do they reflect the impact of general and administrative expenses, acquisition-related expenses, interest expense, depreciation and amortization costs, other non-property income and losses, the level of capital expenditures and leasing costs necessary to maintain the operating performance of our properties, or trends in development and construction activities which are significant economic costs and activities that could materially impact our results from operations. Because of these limitations, Portfolio NOI and Same Center NOI should not be viewed in isolation or as a substitute for performance measures calculated in accordance with GAAP. We compensate for these limitations by relying primarily on our GAAP results and using Portfolio NOI and Same Center NOI only as supplemental measures.

Non-GAAP Pro Rata Balance Sheet and Income Statement Information

The pro rata balance sheet and pro rata income statement information is not, and is not intended to be, a presentation in accordance with GAAP. The pro rata balance sheet and pro rata income statement information reflect our proportionate economic ownership of each asset in our portfolio that we do not wholly own. These assets may be found in the table earlier in this report entitled, “Unconsolidated Joint Venture Information.” The amounts in the column labeled “Pro Rata Portion Unconsolidated Joint Ventures” were derived on a property-by-property basis by applying to each financial statement line item the ownership percentage interest used to arrive at our share of net income or loss during the period when applying the equity method of accounting. A similar calculation was performed for the amounts in the column labeled “Pro Rata Portion Noncontrolling interests.”

Supplemental Operating and Financial Data for the
Quarter Ended 12/31/2019

We do not control the unconsolidated joint ventures and the presentations of the assets and liabilities and revenues and expenses do not represent our legal claim to such items. The operating agreements of the unconsolidated joint ventures generally provide that partners may receive cash distributions (1) quarterly, to the extent there is available cash from operations, (2) upon a capital event, such as a refinancing or sale or (3) upon liquidation of the venture. The amount of cash each partner receives is based upon specific provisions of each operating agreement and vary depending on factors including the amount of capital contributed by each partner and whether any contributions are entitled to priority distributions. Upon liquidation of the joint venture and after all liabilities, priority distributions and initial equity contributions have been repaid, the partners generally would be entitled to any residual cash remaining based on the legal ownership percentage shown in the table found earlier in this report entitled “Unconsolidated Joint Venture Information”.

We provide pro rata balance sheet and income statement information because we believe it assists investors and analysts in estimating our economic interest in our unconsolidated joint ventures when read in conjunction with the Company’s reported results under GAAP. The presentation of pro rata financial information has limitations as an analytical tool. Some of these limitations include:

•
The amounts shown on the individual line items were derived by applying our overall economic ownership interest percentage determined when applying the equity method of accounting and do not necessarily represent our legal claim to the assets and liabilities, or the revenues and expenses; and

•	Other companies in our industry may calculate their pro rata interest differently than we do, limiting the usefulness as a comparative measure.

Because of these limitations, the pro rata balance sheet and income statement information should not be considered in isolation or as a substitute for our financial statements as reported under GAAP. We compensate for these limitations by relying primarily on our GAAP results and using the pro rata balance sheet and income statement information only supplementally.

Supplemental Operating and Financial Data for the
Quarter Ended 12/31/2019

Reconciliation of Net Income to FFO and AFFO (dollars and shares in thousands)

	Three months ended		Year ended
	December 31,		December 31,
	2019	2018	2019	2018
Net income (loss)	$(12,379)	$20,619	$92,728	$45,563
Adjusted for:
Depreciation and amortization of real estate assets - consolidated	29,707	32,440	120,856	129,281
Depreciation and amortization of real estate assets - unconsolidated joint ventures	3,059	3,294	12,512	13,314
Impairment charge - consolidated	37,610	—	37,610	49,739
Impairment charge - unconsolidated joint ventures	—	7,180	—	7,180
Foreign currency loss from sale of joint venture property	—	—	3,641	—
Gain on sale of assets	—	—	(43,422)	—
FFO	57,997	63,533	223,925	245,077
FFO attributable to noncontrolling interests in other consolidated partnerships	—	143	(195)	421
Allocation of earnings to participating securities	(489)	(580)	(1,991)	(2,151)
FFO available to common shareholders (1)	$57,508	$63,096	$221,739	$243,347
As further adjusted for:
Compensation related to executive officer retirement (2)	—	—	4,371	—
Impact of above adjustment to the allocation of earnings to participating securities	—	—	(35)	—
AFFO available to common shareholders (1)	$57,508	$63,096	$226,075	$243,347
FFO available to common shareholders per share - diluted (1)	$0.59	$0.64	$2.27	$2.48
AFFO available to common shareholders per share - diluted (1)	$0.59	$0.64	$2.31	$2.48

Weighted Average Shares:
Basic weighted average common shares	92,243	93,123	92,808	93,309
Effect of outstanding options and certain restricted common shares	—	—	—	1
Diluted weighted average common shares (for earnings per share computations)	92,243	93,123	92,808	93,310
Exchangeable operating partnership units	4,949	4,983	4,958	4,993
Diluted weighted average common shares (for FFO and AFFO per share computations) (1)	97,192	98,106	97,766	98,303

(1)
Assumes the Class A common limited partnership units of the Operating Partnership held by the noncontrolling interests are exchanged for common shares of the Company. Each Class A common limited partnership unit is exchangeable for one of the Company’s common shares, subject to certain limitations to preserve the Company’s REIT status.

(2)
Represents the accelerated recognition of compensation cost entitled to be received by the Company’s former President and Chief Operating Officer per the terms of a transition agreement executed in connection with his retirement.

Supplemental Operating and Financial Data for the
Quarter Ended 12/31/2019

Reconciliation of FFO to FAD (dollars and shares in thousands)

	Three months ended		Year ended
	December 31,		December 31,
	2019	2018	2019	2018
FFO available to common shareholders	$57,508	$63,096	$221,739	$243,347
Adjusted for:
Corporate depreciation excluded above	598	615	2,458	2,441
Amortization of finance costs	758	778	3,004	3,058
Amortization of net debt discount (premium)	115	107	448	416
Amortization of equity-based compensation	3,749	3,855	18,120	14,669
Straight-line rent adjustments	(317)	(1,100)	(7,721)	(5,844)
Market rent adjustments	365	597	1,432	2,577
Second generation tenant allowances	(3,018)	(4,141)	(18,189)	(15,729)
Capital improvements	(6,800)	(5,564)	(21,478)	(22,047)
Adjustments from unconsolidated joint ventures	(408)	94	(1,662)	(780)
FAD available to common shareholders (1)	$52,550	$58,337	$198,151	$222,108
Dividends per share	$0.3550	$0.3500	$1.4150	$1.3925
FFO payout ratio	60%	55%	62%	56%
FAD payout ratio	66%	59%	70%	62%
Diluted weighted average common shares (1)	97,192	98,106	97,766	98,303

(1)
Assumes the Class A common limited partnership units of the Operating Partnership held by the noncontrolling interests are exchanged for common shares of the Company. Each Class A common limited partnership unit is exchangeable for one of the Company’s common shares, subject to certain limitations to preserve the Company’s REIT status.

Supplemental Operating and Financial Data for the
Quarter Ended 12/31/2019

Reconciliation of Net Income to Portfolio NOI and Same Center NOI for the consolidated portfolio (in thousands)

	Three months ended		Year ended
	December 31,		December 31,
	2019	2018	2019	2018
Net income (loss)	$(12,379)	$20,619	$92,728	$45,563
Adjusted to exclude:
Equity in (earnings) losses of unconsolidated joint ventures	(2,235)	5,309	(7,839)	(924)
Interest expense	15,034	16,473	61,672	64,821
Gain on sale of assets	—	—	(43,422)	—
Other non-operating (income) expense	(205)	(203)	2,761	(864)
Impairment charge	37,610	—	37,610	49,739
Depreciation and amortization	30,305	33,055	123,314	131,722
Other non-property expenses	555	166	1,049	1,001
Corporate general and administrative expenses	12,852	11,072	53,881	43,291
Non-cash adjustments (1)	(409)	(485)	(6,237)	(3,191)
Lease termination fees	(89)	(112)	(1,615)	(1,246)
Portfolio NOI	81,039	85,894	313,902	329,912
Non-same center NOI (2)	165	(4,398)	(4,024)	(17,900)
Same Center NOI	$81,204	$81,496	$309,878	$312,012

(1)	Non-cash items include straight-line rent, above and below market rent amortization, straight-line rent expense on land leases and gains or losses on outparcel sales, as applicable.

(2)	Excluded from Same Center NOI:

Outlet centers sold:
Nags Head, Ocean City, Park City, and Williamsburg	March 2019

Supplemental Operating and Financial Data for the
Quarter Ended 12/31/2019

Non-GAAP Pro Rata Balance Sheet Information as of December 31, 2019 (in thousands)

Non-GAAP
Pro Rata Portion Unconsolidated Joint Ventures (1)
Assets
Rental property:
Land	$45,429
Buildings, improvements and fixtures	238,530
Construction in progress	2,390
286,349
Accumulated depreciation	(66,430)
Total rental property, net	219,919
Cash and cash equivalents	9,875
Deferred lease costs and other intangibles, net	3,386
Prepaids and other assets	8,204
Total assets	$241,384
Liabilities and Owners’ Equity
Liabilities
Mortgages payable, net	$184,016
Accounts payable and accruals	8,586
Total liabilities	192,602
Owners’ equity	48,782
Total liabilities and owners’ equity	$241,384

(1)
The carrying value of our investments in unconsolidated joint ventures as reported in our Consolidated Balance Sheet differs from our pro rata share of the net assets shown above due to adjustments to the book basis, including intercompany profits on sales of services that are capitalized by the unconsolidated joint ventures. The differences in basis totaled $3.8 million as of December 31, 2019 and are being amortized over the various useful lives of the related assets.

Supplemental Operating and Financial Data for the
Quarter Ended 12/31/2019

Non-GAAP Pro Rata Statement of Operations Information year to date December 31, 2019 (in thousands)

	Non-GAAP Pro Rata Portion
	Noncontrolling Interests	Unconsolidated Joint Ventures
Revenues:
Rental revenues	$—	$46,193
Other revenues	—	561
Total revenues	—	46,754
Expense:
Property operating	—	18,406
General and administrative	—	136
Depreciation and amortization	—	12,458
Total expenses	—	31,000
Other income (expense):
Interest expense	—	(8,117)
Other income (expenses)	(195)	253
Total other income (expense)	$(195)	$(7,864)
Net income (loss)	$(195)	$7,890

The table below provides details of the components included in our share of rental revenues for the year ended December 31, 2019 (in thousands)

	Non-GAAP Pro Rata Portion
	Noncontrolling Interests	Unconsolidated Joint Ventures
Rental revenues:
Base rentals	$—	$26,299
Percentage rentals	—	2,128
Tenant expense reimbursements	—	17,011
Lease termination fees	—	353
Market rent adjustments	—	(69)
Straight-line rent adjustments	—	516
Uncollectible tenant revenues	—	(45)
Rental revenues	$—	$46,193

Supplemental Operating and Financial Data for the
Quarter Ended 12/31/2019

Investor Information
Tanger Outlet Centers welcomes any questions or comments from shareholders, analysts, investment managers, media and prospective investors. Please address all inquiries to our Investor Relations Department.

Tanger Factory Outlet Centers, Inc.
Investor Relations
Phone:	(336) 834-6892
Fax:	(336) 297-0931
e-mail:	tangerir@tangeroutlet.com
Mail:	Tanger Factory Outlet Centers, Inc.
3200 Northline Avenue
Suite 360
Greensboro, NC 27408

Supplemental Operating and Financial Data for the
Quarter Ended 12/31/2019